                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of

Report (Date of earliest event reported)  JUNE 11, 1996

                         ALFACELL CORPORATION

         (Exact  name  of  registrant  as  specified in its charter)




       DELAWARE                    0-11088              22-2369085
   (State or other jurisdiction   (Commission          (IRS Employer
       of incorporation)         File Number)          Identification)



        225 BELLEVILLE AVENUE  BLOOMFIELD,  NEW JERSEY  07003
          (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code    (201) 748-8082




     (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     In June 1996 Alfacell Corporation (the "Company") completed a private placement (the "June 1996 Private Placement") resulting in the issuance of 1,722,646 shares of common stock, $.001 par value (the "Common Stock") and 313,800 three year warrants (the "Warrants") each to purchase one share of Common Stock at an exercise price of $7.50 per share to private and institutional investors. The Common Stock was sold alone for $3.70 per share and in units, each consisting of three shares of Common Stock and one Warrant, at a per unit price of $12.52. The June 1996 Private Placement resulted in net proceeds to the Company of approximately $5,700,000, after the payment of certain expenses in connection with the offering. During May and June 1996 stock options held by certain members of management and others were exercised resulting in the issuance of an aggregate of 241,600 shares of Common Stock and approximately $794,000 in proceeds to the Company.

     The following table sets forth the balance sheet of the Company at April 30, 1996 and as adjusted on an unaudited pro forma basis solely to reflect the net proceeds received subsequent to April 30, 1996 from the issuance and sale of shares of Common Stock and Warrants in the June 1996 Private Placement and proceeds from the exercise of stock options in May and June 1996. Information as of April 30, 1996 was derived from the Company's quarterly report on Form 10-QSB for the quarter ended April 30, 1996 and the following table should be read in conjunction with such quarterly report.
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                                 April 30, 1996

                              ASSETS                                                           Unaudited
                                                                     Actual                     Proforma
                                                                (UNAUDITED)                  AS ADJUSTED
Current assets:
     Cash                                          $               657,043            $       7,146,748
     Marketable securities (at cost which
         approximates fair value)                                1,700,000                    1,700,000
     Prepaid expenses                                               90,746                       90,746
          Total current assets                                   2,447,789                    8,937,494
Property and equipment, net of accumulated
  depreciation and amortization of $682,190 at April
  30, 1996                                                         114,602                      114,602

Other assets:
     Deferred debt costs, net                                       25,062                       25,062
     Other                                                          28,454                       28,454
                                                                    53,516                       53,516
          Total assets                             $             2,615,907            $       9,105,612


                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt             $                93,280            $          93,280
     Loans and interest payable, related party                       1,250                        1,250
     Accounts payable                                              351,764                      351,764
     Accrued payroll and expenses, related parties                 209,046                      209,046
     Accrued expenses                                              139,289                      139,289
          Total current liabilities                                794,629                      794,629

Long-term debt, less current portion                             1,418,448                    1,418,448
          Total liabilities                                      2,213,077                    2,213,077

Commitments and contingencies

Stockholders' equity:
     Preferred stock, $.001 par value
          Authorized and unissued, 1,000,000
          shares at April 30, 1996                                     --                            --
     Common stock $.001 par value
          Authorized 25,000,000 shares at April
          30, 1996;
          Issued and outstanding 11,900,679 shares
          at April 30, 1996 and 13,657,609 shares at April
          30, 1996 as adjusted                                      11,901                       13,657
     Capital in excess of par value                             39,996,257                   46,484,205

     Deficit accumulated during development stage              (39,605,327)                 (39,605,327)
          Total stockholders' equity                               402,830                    6,892,535
          Total liabilities and stockholders' equity        $    2,615,907                 $  9,105,612

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                            SIGNATURES


          Pursuant to the requirements of the Securities  Exchange  Act  of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  July 16, 1996




                                        ALFACELL CORPORATION
                                        (Registrant)

                                   By:  /s/ GAIL E. FRASER
                                        GAIL E. FRASER
                                        Vice President, Finance
                                        and Chief Financial Officer